Novatel Wireless Reports First Quarter 2015 Financial Results
Revenue Increases Over 10% from First Quarter of 2014
Gross Margins Increase on Sequential and Year-over-Year Basis
Company Achieves its Earnings Targets in the First Quarter of 2015

SAN DIEGO-May 5, 2015 -- Novatel Wireless (NASDAQ: MIFI), a leading provider of solutions for the Internet of Things (IoT) and inventors of MiFi® technology, announced financial results for the first quarter ended March 31, 2015.
The Company announced the following GAAP financial results for the first quarter of 2015:

•
Revenue increased by 10.8% to $53.5 million in the first quarter of 2015, compared to $48.3 million in the first quarter of 2014. Revenue from mobile computing products was $44.6 million in the first quarter, while revenue from M2M products was $8.9 million in the first quarter and included approximately $0.3 million in revenue from Feeney Wireless (“FW”) for the 4 days in the first quarter following the March 27, 2015 closing date of the Company’s acquisition of FW.

•
Net loss per share was ($0.17) in the first quarter of 2015, with a net loss of ($7.8 million), compared to net loss per share of ($0.26) in the first quarter of 2014, with a net loss of ($9.0 million). The net loss for the first quarter of 2015 included charges of $5.5 million related to an all-employee retention bonus plan adopted in 2014 as part of the Company’s turnaround efforts, $0.2 million related to amortization of purchased intangibles, and $0.9 million related to the Company’s acquisition of FW, including estimated contingent earn-out and other acquisition-related expenses, adjustments to inventory valuation based on the fair value of finished goods, and professional fees and costs incurred to perform due diligence and other acquisition-related procedures.

"We sustained momentum for our MiFi business in the first quarter, and accelerated the growth profile for our IoT business with the acquisition of Feeney Wireless," said Alex Mashinsky, CEO of Novatel Wireless. "I am excited that we were able to acquire a company that doubles our revenue run-rate for IoT products, while achieving our profitability targets. We continue to expect revenue growth on a sequential and year-over-year basis throughout 2015 from the innovative products and technologies that we already have on the market, as well as those that are currently under development. We also anticipate that we will leverage our demonstrated ability to add accretive IoT businesses while achieving our quarterly objectives, with further acquisition activity expected to increase our IoT business to volumes more closely aligned with our MiFi business as we exit 2015.”
The Company also announced the following non-GAAP financial results for the first quarter of 2015. A reconciliation of GAAP to non-GAAP measures is included in the tables accompanying this news release:

•
Non-GAAP gross profit increased by 31.2% to $13.3 million in the first quarter of 2015, from $10.1 million in the first quarter of 2014. Non-GAAP gross margin improved to 24.8% in the first quarter of 2015, compared to 21.0% in the first quarter of 2014. Non-GAAP gross margin on mobile computing products increased to 24.5% in the first quarter of 2015, compared to 20.5% in the first quarter of 2014, and non-GAAP gross margin on M2M products increased to 26.2% in the first quarter of 2015, compared to 22.2% in the first quarter of 2014.

•	Non-GAAP operating costs and expenses decreased by 19.7% to $13.8 million in the first quarter of 2015, compared to $17.2 million in the first quarter of 2014.

•	Adjusted EBITDA increased by approximately $5.8 million to $0.6 million in the first quarter of 2015, compared to ($5.2 million) in the first quarter of 2014. This improvement was driven by increased revenue in the first quarter of 2015, combined with higher gross margins and ongoing expense discipline. Adjusted EBITDA excludes restructuring charges, accruals related to an all-employee retention bonus plan adopted in 2014 as part of the Company’s turnaround efforts, share-based compensation expense, interest, taxes, depreciation, amortization, and charges related to the Company’s acquisition of FW, including estimated contingent earn-out and other acquisition-related expenses, adjustments to inventory valuation based on the fair value of finished goods, and professional fees and costs to perform due diligence and other acquisition-related procedures.

•
Non-GAAP net loss for the first quarter of 2015 improved by 91.1% to ($0.6 million), or ($0.01) per share, compared to a net loss of ($7.1 million), or ($0.21) per share, in the first quarter of 2014. Non-GAAP net loss improved during the first quarter of 2015 due to the Company’s revenue growth, combined with increased gross margins and ongoing expense discipline. Non-GAAP net loss excludes the same items as adjusted EBITDA, except it includes interest, taxes, depreciation and amortization (unrelated to acquisitions).

Quarterly Highlights
The Company’s business and organizational highlights since the beginning of the first quarter include:

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The Company introduced the MT 1200, a competitively-priced mobile tracking telematics solution for fleet management, usage-based insurance and other connected vehicle applications. Designed to simplify integration and use, the compact MT 1200 offers "tried and true" vehicle tracking and driver behavior monitoring features combined with an open platform option and a best-in-class user experience designed for swift integration and efficient management. The MT 1200 supports GPRS, CDMA2000® 1xRTT, and HSDPA technologies.

•
In March, the Company launched MiFi Labs Engineering Services for OEMs (www.mifilabs.com). MiFi Labs’ expanded engineering and certification services offering to the IoT ecosystem leverages the Company's proven expertise in the wireless arena, with reference design, antenna testing, and carrier and regulatory certification. The Company's end-to-end product experience provides assistance to customers in design, quality and timely delivery of their innovations to the IoT marketplace, and provides customers with access to A2LA accredited and CTIA® certified antenna test labs during any stage of the product development cycle. Clients benefit from the efficiencies gained in leveraging these combined resources, long standing carrier relationships and state of the art equipment in one comprehensive ISO/IEC certified program.

•
On March 27, 2015, the Company acquired Feeney Wireless, a privately held, US-based provider of end-to-end IoT solutions and services. Founded in 1999, FW is an IoT products, systems integration and services company that specializes in fixed and mobile cellular-based wireless IoT solutions with a focus on product innovation, speed to market, and rapid commercialization of new connected devices. FW has a strong base of enterprise and government customers, a proven carrier SaaS-based management platform that enables 250,000 subscribers, and a deep bench of development talent that will help Novatel Wireless expand its addressable markets and drive growth in services revenue. FW brings the Company expertise in managed services, SaaS, and connectivity solutions, and the combination serves as the cornerstone to execute on the Company’s vision to deliver the broadest, most comprehensive IoT portfolio.

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The Company announced several new and expanded technology and product relationships, including the Company’s development of a 3G cellular upgrade solution that also enables home automation for Icontrol One dealers, the selection of the Company’s MiFi Drive telematics offerings by In-Car Cleverness to provide IoT solutions in the United Kingdom, Europe, the Middle East, and Africa (EMEA), as well as an extended agreement with GPS Chile, offering telematics solutions throughout that region.

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The Company strengthened its leadership team in April 2015 with the addition of veteran wireless executive, John Carney, as Executive Vice President, Sales and Marketing. Mr. Carney comes with a wealth of experience within the wireless industry, having held executive positions at Google, Inc., Sprint Nextel, and T-Mobile. Mr. Carney now leads the Company's worldwide sales and marketing operations and will define new strategies to strengthen and position the Company, its brands and its subsidiaries.
Second Quarter Business Outlook
The following statements are forward-looking and actual results may differ materially. Please see the section titled, "Cautionary Note Regarding Forward-Looking Statements" at the end of this news release. A more detailed description of risks related to our business is included in the reports filed by the Company with the Securities and Exchange Commission.
Our guidance for the second quarter of 2015 reflects current business indicators and expectations as of the date of this release, as well as anticipated performance from our new subsidiary, FW. All figures are approximations based on management's beliefs and assumptions as of the date of this release.

Second Quarter 2015 Outlook
Revenue	$62 - $70 million
Non-GAAP Gross Margin	24.5% - 26.5%
Non-GAAP Operating Expenses	$16.5 - $17.5 million
Adjusted EBITDA	$1.0 - $2.5 million
Non-GAAP Earnings (Loss) Per Share	$(0.01) - $0.02
Weighted Average Shares Outstanding	approximately 59 million
Conference Call Information
Novatel Wireless will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. To access the conference call:

•	In the United States, call 1-877-317-6789

•	International parties can access the call at 1-412-317-6789
Novatel Wireless will offer a live webcast of the conference call, which will be accessible from the "Investors" section of the Company's website at www.novatelwireless.com. A telephonic replay of the conference call will also be available one hour after the call and will be available until May 19, 2015. To hear the replay, parties in the United States may call 1-877-344-7529 and enter conference code 10064424#. International parties may call 1-412-317-0088 and enter the same code.

ABOUT NOVATEL WIRELESS
Novatel Wireless, Inc. (Nasdaq: MIFI) is a leader in the design and development of M2M wireless solutions based on 3G and 4G technologies. The Company delivers Internet of Things (IoT) and Cloud SaaS services to carriers, distributors, retailers, OEMs and vertical markets worldwide. Product lines include MiFi® Mobile Hotspots, USB modems, Expedite® and Enabler embedded modules, Mobile Tracking Solutions and Asset Tracking Solutions. These innovative products provide anywhere, anytime communications solutions for consumers and enterprises. Novatel Wireless is headquartered in San Diego, California. For more information please visit www.novatelwireless.com. @MIFI
Cautionary Note Regarding Forward-Looking Statements
Some of the information presented in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as "may," "estimate," "anticipate," "believe," "expect," "intend," "plan," "project," "will" and similar words and phrases indicating future results. The information presented in this release related to our outlook for the Company’s second quarter ending June 30, 2015, future demand for our products and the expected impact of acquisition activity, including statements made by Alex Mashinsky, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management's current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from the Company's expectations.
Factors that could cause actual results to differ materially from Novatel Wireless' expectations are set forth as risk factors in the Company's SEC reports and filings and include (1) the future demand for wireless broadband access to data, (2) the growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies including 3G and 4G standards, (4) continued customer and end user acceptance of the Company's current products and market demand for the Company's anticipated new product offerings, (5) increased competition and pricing pressure from current or future wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) the Company's ability to integrate FW and any other businesses, products, technologies or personnel that we may acquire in the future, (8) unexpected liabilities or expenses, (9) the Company's ability to introduce new products in a timely manner, (10) litigation, regulatory and IP developments related to our products or component parts of our products, (11) dependence on a small number of customers, (12) the effect of changes in accounting standards and in aspects of our critical accounting policies and (13) the Company's plans and expectations relating to acquisitions, strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.
These factors, as well as other factors described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially from those expressed in the Company’s forward-looking statements. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.
Non-GAAP Financial Measures
Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. Non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net income (loss) and net income (loss) per share exclude restructuring charges, accruals related to an all-employee retention bonus plan adopted in 2014 as part of the Company’s turnaround efforts, share-based compensation expenses, amortization of intangibles associated with acquisitions, and charges related to the Company’s acquisition of FW, including estimated contingent earn-out and other acquisition-related expenses, adjustments to inventory valuation based on the fair value of finished goods, and professional fees and costs to perform due diligence and other acquisition-related procedures. Adjusted EBITDA also excludes interest, taxes, depreciation and amortization (unrelated to acquisitions).
Non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net income (loss) and net income (loss) per share are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income (loss), diluted earnings per share, operating expenses, gross margin or any other performance measure determined in accordance with GAAP. We present non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net income (loss) and net income (loss) per share because we consider each to be an important supplemental measure of our performance.
Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company's performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance when planning, forecasting and analyzing future periods. The stock-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company's stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net income (loss) and net income (loss) per share, management excludes restructuring charges and other non-cash and one-time items in order to facilitate comparability of the Company's operating performance on a period-to-period basis because such expenses are not, in management's review, related to the Company's ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.
We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. We believe that the use of non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net income (loss) and net income (loss) per share also facilitates a comparison of Novatel Wireless' underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.
Calculating non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net income (loss) and net income (loss) per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP metrics. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Limitations in relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.
Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP financial results.

(C) 2015 Novatel Wireless, Inc. All rights reserved. The Novatel Wireless name and logo are trademarks of Novatel Wireless, Inc.

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Investor Relations Contact:

Michael Sklansky
(858) 431-0792
msklansky@nvtl.com

Source: Novatel Wireless, Inc.

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Net revenues	$53,494	$48,284
Cost of net revenues	40,860	38,216
Gross profit	12,634	10,068
Operating costs and expenses:
Research and development	10,758	8,618
Sales and marketing	4,224	3,995
General and administrative	5,364	5,076
Amortization of purchased intangible assets	167	140
Restructuring charges	(164)	1,166
Total operating costs and expenses	20,349	18,995
Operating loss	(7,715)	(8,927)
Other income (expense):
Interest income (expense), net	(74)	15
Other expense, net	(17)	(44)
Loss before income taxes	(7,806)	(8,956)
Income tax provision	20	25
Net loss	$(7,826)	$(8,981)

Per share data:
Net loss per share:
Basic and diluted	$(0.17)	$(0.26)
Weighted average shares used in computation of net loss per share:
Basic and diluted	46,262	34,172

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,370	$17,853
Accounts receivable, net	33,696	24,213
Inventories	46,320	37,803
Prepaid expenses and other	7,519	7,912
Total current assets	96,905	87,781
Property and equipment, net	5,061	5,279
Intangible assets, net	21,817	1,493
Goodwill	1,776	—
Other assets	434	467
Total assets	$125,993	$95,020
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,545	$34,540
Accrued expenses	31,996	23,844
Total current liabilities	70,541	58,384
Revolving credit facility	7,158	5,158
Other long-term liabilities	16,105	932
Total liabilities	93,804	64,474
Commitments and Contingencies
Stockholders’ equity:
Common stock	50	46
Additional paid-in capital	451,130	466,665
Accumulated deficit	(418,991)	(411,165)
	32,189	55,546
Treasury stock at cost	—	(25,000)
Total stockholders’ equity	32,189	30,546
Total liabilities and stockholders’ equity	$125,993	$95,020

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(7,826)	$(8,981)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,247	2,125
Provision for bad debts, net of recoveries	(41)	30
Provision for excess and obsolete inventory	206	180
Share-based compensation expense	790	477
Non-cash income tax expense (benefit)	—	(6)
Changes in assets and liabilities:
Accounts receivable	(6,111)	9,928
Inventories	1,449	2,484
Prepaid expenses and other assets	1,152	2,418
Accounts payable	(3,601)	(1,175)
Accrued expenses, income taxes, and other	5,602	(2,085)
Net cash provided by (used in) operating activities	(7,133)	5,395
Cash flows from investing activities:
Acquisition, net of cash acquired	(9,063)	—
Purchases of property and equipment	(111)	(513)
Purchases of intangible assets	(224)	—
Marketable securities maturities / sales	—	6,564
Net cash provided by (used in) investing activities	(9,398)	6,051
Cash flows from financing activities:
Proceeds from the exercise of warrant shares	8,644	—
Borrowings on revolving credit facility	2,000	—
Payoff of FW assumed credit line and certain capital lease obligations	(2,633)	—
Principal repayments of short-term debt	—	(2,268)
Proceeds from stock option exercises and ESPP, net of taxes paid on vested restricted stock units	66	(217)
Net cash provided by (used in) financing activities	8,077	(2,485)
Effect of exchange rates on cash and cash equivalents	(29)	(45)
Net increase (decrease) in cash and cash equivalents	(8,483)	8,916
Cash and cash equivalents, beginning of period	17,853	2,911
Cash and cash equivalents, end of period	$9,370	$11,827

NOVATEL WIRELESS, INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
Three Months Ended March 31, 2015
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31, 2015
	Net Income (Loss)	Income (Loss) Per Share
GAAP net loss	$(7,826)	$(0.17)
Adjustments:
Share-based compensation expense (a)	790	0.02
Purchased intangibles amortization (b)	167	—
Acquisition related charges (c)	900	0.02
Retention bonus (d)	5,500	0.12
Restructuring charges (e)	(164)	—
Non-GAAP net loss	$(633)	$(0.01)

(a)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718

(b)	Adjustments reflect amortization of purchased intangibles for our acquisitions

(c)
Adjustments reflect professional fees, including legal, due diligence and other related procedures for the FW acquisition and also include fair value adjustments of acquired finished goods and contingent earn-out and other acquisition related expenses

(d)	Adjustments reflect accruals for an all-employee retention bonus

(e)	Adjustments reflect a reduction in restructuring charges

See "Non-GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

NOVATEL WIRELESS, INC.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended March 31, 2015
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Restructuring charges (c)	Retention bonus (d)	Acquisition related charges and inventory fair value adjustments (e)	Non-GAAP
Cost of net revenues	$40,860	$21	$—	$—	$570	$51	$40,218
Operating costs and expenses:
Research and development	10,758	215	—	—	3,070	—	7,473
Sales and marketing	4,224	40	—	—	930	—	3,254
General and administrative	5,364	514	—	—	930	849	3,071
Amortization of purchased intangibles assets	167	—	167	—	—	—	—
Restructuring charges	(164)	—	—	(164)	—	—	—
Total operating costs and expenses	$20,349	769	167	(164)	4,930	849	$13,798
Total		$790	$167	$(164)	$5,500	$900

(a)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718

(b)	Adjustments reflect amortization of purchased intangibles for our acquisitions

(c)	Adjustments reflect a reduction in restructuring charges

(d)	Adjustments reflect accruals for an all-employee retention bonus

(e)
Adjustments reflect professional fees, including legal, due diligence and other related procedures for the FW acquisition and also include fair value adjustments of acquired finished goods and contingent earn-out and other acquisition related expenses

See "Non-GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

NOVATEL WIRELESS, INC.
Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA
Three Months Ended March 31, 2015
(In thousands)
(Unaudited)

Three Months Ended March 31, 2015
Loss before income taxes	$(7,806)
Depreciation and amortization (a)	1,247
Share-based compensation expense (b)	790
Restructuring charges (c)	(164)
Retention bonus (d)	5,500
Acquisition related charges (e)	900
Other expense	91
Adjusted EBITDA	$558

(a)	Adjustments reflect depreciation and amortization charges, including amortization of purchased intangibles for our acquisitions

(b)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718

(c)	Adjustments reflect a reduction in restructuring charges

(d)	Adjustments reflect accruals for an all-employee retention bonus

(e)
Adjustments reflect professional fees, including legal, due diligence and other related procedures for the FW acquisition and also include fair value adjustments of acquired finished goods and contingent earn-out and other acquisition related expenses

See "Non-GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

NOVATEL WIRELESS, INC.
Net Revenues by Product Category
(In thousands)
(Unaudited)

Product Category	Q1 2015	Q1 2014	Q4 2014
Mobile Computing Products	$44,557	$36,198	$47,017
M2M Products and Solutions	8,937	12,086	8,344
Total	$53,494	$48,284	$55,361